UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 31, 2015

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 31, 2015, CSI Compressco LP (the “Partnership”) furnished a Current Report on Form 8-K (the “Original Report”) to report under Item 7.01 updated presentation materials regarding the Partnership’s operations and performance to be used by the Partnership and its management. A copy of the presentation materials (the “Original Presentation Materials”) was attached as an exhibit to the Original Report and incorporated in the Original Report.

This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) is being furnished by the Partnership to amend the Original Presentation Materials attached as Exhibit 99.1 to the Original Report by replacing slide 25 with the slide included in the presentation materials utilized by the Partnership on March 31, 2015 and posted on the Partnership’s website. A copy of the updated presentation materials with the updated slide 25 (the “Updated Presentation Materials”) is attached to this Amendment No. 1 as Exhibit 99.2 and incorporated herein by reference and will be posted on the Partnership’s website. The Updated Presentation Materials replace and supersede the Original Presentation Materials previously furnished as Exhibit 99.1 to the Original Report and slide 25 contained in the Original Presentation Materials should not be relied upon.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Amendment No. 1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*	Presentation Materials
99.2+	Updated Presentation Materials
*Previously filed
+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: April 2, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Presentation Materials
99.2+	Updated Presentation Materials
*Previously filed
+Filed herewith

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